Exhibit 99.1

NEWS RELEASE

Range Announces First Quarter 2023 Results

FORT WORTH, TEXAS, April 24, 2023…RANGE RESOURCES CORPORATION (NYSE: RRC) today announced its first quarter 2023 financial results.

First Quarter 2023 Highlights –

•
Cash flow from operating activities of $475 million
•
Cash flow from operations, before working capital changes, of $400 million
•
Capital spending was $152 million, approximately 26% of the 2023 budget
•
Repurchased 400,000 shares at an average of $24.16 per share
•
Accumulated cash balance of $228 million
•
Price realizations including hedges of $4.00 per mcfe – premium of $0.54 over NYMEX natural gas
•
NGL realizations of $27.60 per barrel – premium of $1.63 over Mont Belvieu equivalent
•
Natural gas differentials, including basis hedging, averaged ($0.14) per mcf to NYMEX
•
Production averaged 2.14 Bcfe per day, approximately 70% natural gas

Commenting on the quarter, Jeff Ventura, the Company’s CEO said, “Today, Range is in the best operational and financial shape in Company history and the future of the Marcellus is bright as we sit at the very low end of the global cost curve with one of the lowest emissions intensities of any play. Range’s multi-decade inventory, efficient operations and access to diversified markets place our business in a desirable position to deliver significant long-term value and competitive returns to shareholders. The Range team remains focused on efficiently developing our Marcellus assets to bring that value to shareholders and I believe our first quarter results demonstrate continued success in achieving corporate objectives.”

Financial Discussion

Except for generally accepted accounting principles (“GAAP”) reported amounts, specific expense categories exclude non-cash impairments, unrealized mark-to-market adjustment on derivatives, non-cash stock compensation and other items shown separately on the attached tables. “Unit costs” as used in this release are composed of direct operating, transportation, gathering, processing and compression, taxes other than income, general and administrative, interest and depletion, depreciation and amortization costs divided by production. See “Non-GAAP Financial Measures” for a definition of each of the non-GAAP financial measures and the tables that reconcile each of the non-GAAP measures to their most directly comparable GAAP financial measure.

First Quarter 2023 Results

GAAP revenues for first quarter 2023 totaled $1.2 billion, GAAP net cash provided from operating activities (including changes in working capital) was $475 million, and GAAP net income was $481 million ($1.95 per diluted share). First quarter earnings results include a $368 million mark-to-market derivative gain due to decreases in commodity prices.

Non-GAAP revenues for first quarter 2023 totaled $853 million, and cash flow from operations before changes in working capital, a non-GAAP measure, was $400 million. Adjusted net income comparable to analysts’ estimates, a non-GAAP measure, was $239 million ($0.99 per diluted share) in first quarter 2023.

The following table details Range’s first quarter 2023 unit costs per mcfe(a):

Expenses	1Q 2023 (per mcfe)	1Q 2022 (per mcfe)	Increase (Decrease)

Direct operating(a)	$ 0.14	$ 0.11	27%
Transportation, gathering, processing and compression(a)	1.48	1.60	(8%)
Taxes other than income	0.04	0.04	0%
General and administrative(a)	0.17	0.17	0%
Interest expense(a)	0.16	0.24	(33%)
Total cash unit costs(b)	1.99	2.15	(7%)
Depletion, depreciation and amortization (DD&A)	0.45	0.46	(2%)
Total unit costs plus DD&A(b)	$ 2.44	$ 2.61	(7%)

(a)
Excludes stock-based compensation, one-time settlements, and amortization of deferred financing costs.
(b)
Totals may not be exact due to rounding.

The following table details Range’s average production and realized pricing for first quarter 2023(a):

	1Q23 Production & Realized Pricing
	Natural Gas (Mcf)	Oil (Bbl)	NGLs (Bbl)	Natural Gas Equivalent (Mcfe)

Net production per day	1,484,956	6,367	103,219	2,142,475

Average NYMEX price	$ 3.46	$76.07	$ 25.97
Differential, including basis hedging	(0.14)	(9.30)	1.63
Realized prices before NYMEX hedges	3.32	66.77	27.60	3.83
Settled NYMEX hedges	0.26	(3.81)	—	0.17
Average realized prices after hedges	$ 3.58	$ 62.96	$ 27.60	$ 4.00

(a)
Totals may not be exact due to rounding

First quarter 2023 natural gas, NGLs and oil price realizations (including the impact of cash-settled hedges and derivative settlements) averaged $4.00 per mcfe.

•
The average natural gas price, including the impact of basis hedging, was $3.32 per mcf, or a ($0.14) per mcf differential to NYMEX. The Company continues to expect an average 2023 natural gas differential versus NYMEX to be within a range of ($0.35) to ($0.45) per mcf.

•
Range’s pre-hedge NGL price for 1Q was $27.60 per barrel, approximately $1.63 above the Mont Belvieu weighted equivalent.

•
Crude oil and condensate price realizations, before realized hedges, averaged $66.77 per barrel, or $9.30 below WTI (West Texas Intermediate). Range continues to expect the 2023 condensate differential to average $9.00-$13.00 below WTI.

Share Buyback and Financial Position

During the first quarter, Range purchased 400,000 shares at an average price of approximately $24.16 per share. Range currently has approximately 241 million shares outstanding and $1.1 billion of availability on the share repurchase program.

As of March 31, 2023, Range had net debt outstanding of approximately $1.62 billion, consisting of $1.85 billion of senior notes and $228 million in cash.

Capital Expenditures and Operational Activity

First quarter 2023 drilling and completion expenditures were $139 million. In addition, during the quarter, approximately $12 million was invested in acreage leasehold and gathering systems. First quarter capital spending represented approximately 26% of Range’s total capital budget in 2023.

The table below summarizes expected 2023 activity regarding the number of wells to sales in each area.

	Wells TIL 1Q 2023	2023 Planned TIL	Remaining 2023
SW PA Super-Rich	2	3	1
SW PA Wet	3	31	28
SW PA Dry	4	24	20
NE PA Dry	0	3	3
Total Wells	9	61	52

Guidance – 2023

Capital & Production Guidance

Range is targeting a maintenance program in 2023, resulting in approximately flat production at 2.12 – 2.16 Bcfe per day, with ~30% attributed to liquids production. Range’s 2023 all-in capital budget is $570 million - $615 million.

Updated Full Year 2023 Expense Guidance

Direct operating expense:	$0.11 — $0.13 per mcfe
Transportation, gathering, processing and compression expense:	$1.48 — $1.58 per mcfe
Taxes other than income:	$0.04 — $0.05 per mcfe
Exploration expense:	$22 — $28 million
G&A expense:	$0.17 — $0.19 per mcfe
Interest expense:	$0.14 — $0.16 per mcfe
DD&A expense:	$0.46 — $0.48 per mcfe
Net brokered gas marketing expense:	$8 — $10 million

2023 Price Guidance

Based on recent market indications, Range expects to average the following price differentials for its production.

FY 2023 Natural Gas:(1)	NYMEX minus $0.35 to $0.45
FY 2023 Natural Gas Liquids (including ethane):(2)	MB minus $1.00 to +$1.00 per barrel
FY 2023 Oil/Condensate:	WTI minus $9.00 to $13.00

(1) Including basis hedging

(2) Mont Belvieu-equivalent pricing based on weighting of 53% ethane, 27% propane, 8% normal butane, 4% iso-butane and 8% natural gasoline.

Hedging Status

Range hedges portions of its expected future production volumes to increase the predictability of cash flow and to help improve and maintain a strong, flexible financial position. Please see the detailed hedging schedule posted on the Range website under Investor Relations - Financial Information.

Range has also hedged Marcellus and other basis differentials for natural gas to limit volatility between benchmark and regional prices. The combined fair value of natural gas basis hedges as of March 31, 2023, was a net loss of $50.3 million.

Conference Call Information

A conference call to review the financial results is scheduled on Tuesday, April 25 at 8:00 AM Central Time (9:00 AM Eastern Time). Please click here to pre-register for the conference call and obtain a dial in number with passcode.

A simultaneous webcast of the call may be accessed at www.rangeresources.com. The webcast will be archived for replay on the Company's website until May 25th.

Non-GAAP Financial Measures

Adjusted net income comparable to analysts’ estimates as set forth in this release represents income or loss from operations before income taxes adjusted for certain non-cash items (detailed in the accompanying table) less income taxes. We believe adjusted net income comparable to analysts’ estimates is calculated on the same basis as analysts’ estimates and that many investors use this published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies. Diluted earnings per share (adjusted) as set forth in this release represents adjusted net income comparable to analysts’ estimates on a diluted per share basis. A table is included which reconciles income or loss from operations to adjusted net income comparable to analysts’ estimates and diluted earnings per share (adjusted). On its website, the Company provides additional comparative information on prior periods along with non-GAAP revenue disclosures.

Cash flow from operations before changes in working capital (sometimes referred to as “adjusted cash flow”) as defined in this release represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items. Cash flow from operations before changes in working capital is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt. Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity. A table is included which reconciles net cash provided by operations to cash flow from operations before changes in working capital as used in this release. On its website, the Company provides additional comparative information on prior periods for cash flow, cash margins and non-GAAP earnings as used in this release.

The cash prices realized for oil and natural gas production, including the amounts realized on cash-settled derivatives and net of transportation, gathering, processing and compression expense, is a critical component in the Company’s performance tracked by investors and professional research analysts in valuing, comparing, rating and providing investment recommendations and forecasts of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Due to the GAAP disclosures of various derivative transactions and third-party transportation, gathering, processing and compression expense, such information is now reported in various lines of the income statement. The Company believes that it is important to furnish a table reflecting the details of the various components of each income statement line to better inform the reader of the details of each amount and provide a summary of the realized cash-settled amounts and third-party transportation, gathering, processing and compression expense, which were historically reported as natural gas, NGLs and oil sales. This information is intended to bridge the gap between various readers’ understanding and fully disclose the information needed.

The Company discloses in this release the detailed components of many of the single line items shown in the GAAP financial statements included in the Company’s Annual or Quarterly Reports on Form 10-K or 10-Q. The Company believes that it is important to furnish this detail of the various components comprising each line of the Statements of Operations to better inform the reader of the details of each amount, the changes between periods and the effect on its financial results.

We believe that the presentation of PV10 value of our proved reserves is a relevant and useful metric for our investors as supplemental disclosure to the standardized measure, or after-tax amount, because it presents the discounted future net cash flows attributable to our proved reserves before taking into account future corporate income taxes and our current tax structure. While the standardized measure is dependent on the unique tax situation of each company, PV10 is based on prices and discount factors that are consistent for all companies. Because of this, PV10 can be used within the industry and by credit and security analysts to evaluate estimated net cash flows from proved reserves on a more comparable basis.

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading U.S. independent natural gas and NGL producer with operations focused on stacked-pay projects in the Appalachian Basin. The Company is headquartered in Fort Worth, Texas. More information about Range can be found at www.rangeresources.com.

Included within this release are certain “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not limited to historical facts, but reflect Range’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “outlook”, “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements.

All statements, except for statements of historical fact, made within regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, such as those regarding future well costs, expected asset sales, well productivity, future liquidity and financial resilience, anticipated exports and related financial impact, NGL market supply and demand, improving commodity fundamentals and pricing, future capital efficiencies, future shareholder value, emerging plays, capital spending, anticipated drilling and completion activity, acreage prospectivity, expected pipeline utilization and future guidance information, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and Range's future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements. Further information on risks and uncertainties is available in Range's filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. Unless required by law, Range undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

The SEC permits oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions as well as the option to disclose probable and possible reserves. Range has elected not to disclose its probable and possible reserves in its filings with the SEC. Range uses certain broader terms such as "resource potential,” “unrisked resource potential,” "unproved resource potential" or "upside" or other descriptions of volumes of resources potentially recoverable through additional drilling or recovery techniques that may include probable and possible reserves as defined by the SEC's guidelines. Range has not attempted to distinguish probable and possible reserves from these broader classifications. The SEC’s rules prohibit us from including in filings with the SEC these broader classifications of reserves. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of actually being realized. Unproved resource potential refers to Range's internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques and have not been reviewed by independent engineers. Unproved resource potential does not constitute reserves within the meaning of the Society of Petroleum Engineer's Petroleum Resource Management System and does not include proved reserves. Area wide unproven resource potential has not been fully risked by Range's management. “EUR”, or estimated ultimate recovery, refers to our management’s estimates of hydrocarbon quantities that may be recovered from a well completed as a producer in the area. These quantities may not necessarily constitute or represent reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or the SEC’s oil and natural gas disclosure rules. Actual quantities that may be recovered from Range's interests could differ substantially. Factors affecting ultimate recovery include the scope of Range's drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals, field spacing rules, recoveries of gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates and other factors. Estimates of resource potential may change significantly as development of our resource plays provides additional data.

In addition, our production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases. Investors are urged to consider closely the disclosure in our most recent Annual Report on Form 10-K, available from our website at www.rangeresources.com or by written request to 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102. You can also obtain this Form 10-K on the SEC’s website at www.sec.gov or by calling the SEC at 1-800-SEC-0330.

SOURCE: Range Resources Corporation

Range Investor Contact:

Laith Sando, Vice President – Investor Relations

817-869-4267

lsando@rangeresources.com

Range Media Contact:

Mark Windle, Director of Corporate Communications
724-873-3223
mwindle@rangeresources.com

RANGE RESOURCES CORPORATION

STATEMENTS OF OPERATIONS
Based on GAAP reported earnings with additional
details of items included in each line in Form 10-Q
(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2023	2022	%
Revenues and other income:
Natural gas, NGLs and oil sales (a)	$736,282	$1,032,351
Derivative fair value income (loss)	367,967	(939,057)
Brokered natural gas, marketing and other (b)	77,417	87,423
Other (b)	4,694	19
Total revenues and other income	1,186,360	180,736	556%

Costs and expenses:
Direct operating	26,569	19,939
Direct operating – stock-based compensation (c)	415	349
Transportation, gathering, processing and compression	285,483	297,787
Taxes other than income	7,894	7,079
Brokered natural gas and marketing	66,407	92,604
Brokered natural gas and marketing – stock-based compensation (c)	661	519
Exploration	4,284	4,247
Exploration – non-cash stock-based compensation (c)	320	452
Abandonment and impairment of unproved properties	7,510	1,996
General and administrative	33,422	30,473
General and administrative – stock-based compensation (c)	9,600	11,573
General and administrative – lawsuit settlements	124	491
Exit costs	12,323	11,115
Deferred compensation plan (d)	9,396	73,343
Interest expense	30,857	45,101
Interest expense – amortization of deferred financing costs (e)	1,345	2,074
Loss on early extinguishment of debt	—	69,210
Depletion, depreciation and amortization	86,562	85,604
Gain on sale of assets	(138)	(331)
Total costs and expenses	583,034	753,625	-23%

Income (loss) before income taxes	603,326	(572,889)	205%

Income tax expense (benefit):
Current	2,699	4,751
Deferred	119,180	(120,832)
	121,879	(116,081)

Net income (loss)	$481,447	$(456,808)	205%

Net Income (Loss) Per Common Share:
Basic	$1.98	$(1.86)
Diluted	$1.95	$(1.86)

Weighted average common shares outstanding, as reported:
Basic	238,019	245,350	-3%
Diluted	240,882	245,350	-2%

(a) See separate natural gas, NGLs and oil sales information table.

(b) Included in Brokered natural gas, marketing and other revenues in the 10-Q.

(c) Costs associated with stock compensation and restricted stock amortization, which have been reflected in the categories associated with the direct personnel costs, which are combined with the cash costs in the 10-Q.

(d) Reflects the change in market value of the vested Company stock held in the deferred compensation plan.

(e) Included in interest expense in the 10-Q.

RANGE RESOURCES CORPORATION

BALANCE SHEETS
(In thousands)	March 31,	December 31,
	2023	2022
	(Unaudited)	(Audited)
Assets
Current assets	$546,235	$538,662
Derivative assets	231,381	41,915
Natural gas and oil properties, successful efforts method	5,950,245	5,890,404
Transportation and field assets	2,087	2,434
Operating lease right-of-use assets	67,608	84,070
Other	84,711	68,077
	$6,882,267	$6,625,562

Liabilities and Stockholders’ Equity
Current liabilities	$736,311	$864,678
Asset retirement obligations	4,570	4,570
Derivative liabilities	16,019	151,417

Bank debt	—	9,509
Senior notes	1,833,238	1,832,451
Total long-term debt	1,833,238	1,841,960

Deferred tax liability	452,753	333,571
Derivative liabilities	6,861	15,495
Deferred compensation liability	103,711	99,907
Operating lease liabilities	18,953	20,903
Asset retirement obligations and other liabilities	114,662	112,981
Divestiture contract obligation	289,734	304,074

Common stock and retained deficit	3,742,451	3,305,198
Other comprehensive income	476	467
Common stock held in treasury	(437,472)	(429,659)
Total stockholders’ equity	3,305,455	2,876,006
	$6,882,267	$6,625,562

RECONCILIATION OF TOTAL REVENUES AND OTHER INCOME TO TOTAL REVENUE EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands)
	Three Months Ended March 31,
	2023	2022	%

Total revenues and other income, as reported	$1,186,360	$180,736	556%
Adjustment for certain special items:
Total change in fair value related to derivatives prior to settlement (gain) loss	(333,499)	805,922
Total revenues, as adjusted, non-GAAP	$852,861	$986,658	-14%

RANGE RESOURCES CORPORATION

CASH FLOWS FROM OPERATING ACTIVITIES
(Unaudited in thousands)

	Three Months Ended March 31,
	2023	2022

Net income (loss)	$481,447	$(456,808)
Adjustments to reconcile net cash provided from continuing operations:
Deferred income tax expense (benefit)	119,180	(120,832)
Depletion, depreciation, amortization and impairment	86,562	85,604
Abandonment and impairment of unproved properties	7,510	1,996
Derivative fair value (income) loss	(367,967)	939,057
Cash settlements on derivative financial instruments	34,468	(133,135)
Divestiture contract obligation	12,215	10,954
Amortization of deferred issuance costs and other	1,310	1,965
Deferred and stock-based compensation	20,681	86,113
Gain on sale of assets and other	(138)	(331)
Loss on early extinguishment of debt	—	69,210

Changes in working capital:
Accounts receivable	225,213	58,674
Prepaid and other	(5,335)	(5,908)
Accounts payable	(10,822)	51,996
Accrued liabilities and other	(129,368)	(182,141)
Net changes in working capital	79,688	(77,379)
Net cash provided from operating activities	$474,956	$406,414

RECONCILIATION OF NET CASH PROVIDED FROM OPERATING ACTIVITIES, AS REPORTED, TO CASH FLOW FROM OPERATIONS BEFORE CHANGES IN WORKING CAPITAL, a non-GAAP measure
(Unaudited, in thousands)

	Three Months Ended March 31,
	2023	2022
Net cash provided from operating activities, as reported	$474,956	$406,414
Net changes in working capital	(79,688)	77,379
Exploration expense	4,284	4,247
Lawsuit settlements	124	491
Non-cash compensation adjustment and other	(146)	393
Cash flow from operations before changes in working capital – non-GAAP measure	$399,530	$488,924

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING
(Unaudited, in thousands)

	Three Months Ended March 31,
	2023	2022
Basic:
Weighted average shares outstanding	243,667	251,561
Stock held by deferred compensation plan	(5,648)	(6,211)
Adjusted basic	238,019	245,350

Dilutive:
Weighted average shares outstanding	243,667	251,561
Dilutive stock options under treasury method	(2,785)	(6,211)
Adjusted dilutive	240,882	245,350

RANGE RESOURCES CORPORATION

RECONCILIATION OF NATURAL GAS, NGLs AND OIL SALES AND DERIVATIVE FAIR VALUE INCOME (LOSS) TO CALCULATED CASH REALIZED NATURAL GAS, NGLs AND OIL PRICES WITH AND WITHOUT THIRD PARTY TRANSPORTATION, GATHERING AND COMPRESSION FEES, a non-GAAP measure

(Unaudited, in thousands, except per unit data)
	Three Months Ended March 31,
	2023	2022	%
Natural gas, NGL and oil sales components:
Natural gas sales	$441,580	$629,923
NGL sales	256,440	338,369
Oil sales	38,262	64,059
Total oil and gas sales, as reported	$736,282	$1,032,351	-29%

Derivative fair value income (loss), as reported:	$367,967	$(939,057)
Cash settlements on derivative financial instruments – (gain) loss:
Natural gas	(36,650)	99,458
NGLs	—	12,318
Crude Oil	2,182	21,359
Total change in fair value related to commodity derivatives prior to settlement, a non-GAAP measure	$333,499	$(805,922)

Transportation, gathering, processing and compression components:
Natural gas	$152,589	$160,436
NGLs	132,712	137,340
Oil	182	11
Total transportation, gathering, processing and compression, as reported	$285,483	$297,787

Natural gas, NGL and oil sales, including cash-settled derivatives: (c)
Natural gas sales	$478,230	$530,465
NGL sales	256,440	326,051
Oil sales	36,080	42,700
Total	$770,750	$899,216	-14%

Production of oil and gas during the periods: (a)
Natural gas (mcf)	133,646,064	131,250,337	2%
NGL (bbl)	9,289,739	8,453,445	10%
Oil (bbl)	573,036	730,462	-22%
Gas equivalent (mcfe) (b)	192,822,714	186,353,779	3%

Production of oil and gas – average per day: (a)
Natural gas (mcf)	1,484,956	1,458,337	2%
NGL (bbl)	103,219	93,927	10%
Oil (bbl)	6,367	8,116	-22%
Gas equivalent (mcfe) (b)	2,142,475	2,070,598	3%

Average prices, excluding derivative settlements and before third party transportation costs:
Natural gas (mcf)	$3.30	$4.80	-31%
NGL (bbl)	$27.60	$40.03	-31%
Oil (bbl)	$66.77	$87.70	-24%
Gas equivalent (mcfe) (b)	$3.82	$5.54	-31%

Average prices, including derivative settlements before third party transportation costs: (c)
Natural gas (mcf)	$3.58	$4.04	-11%
NGL (bbl)	$27.60	$38.57	-28%
Oil (bbl)	$62.96	$58.46	8%
Gas equivalent (mcfe) (b)	$4.00	$4.83	-17%

Average prices, including derivative settlements and after third party transportation costs: (d)
Natural gas (mcf)	$2.44	$2.82	-14%
NGL (bbl)	$13.32	$22.32	-40%
Oil (bbl)	$62.64	$58.44	7%
Gas equivalent (mcfe) (b)	$2.52	$3.23	-22%

Transportation, gathering and compression expense per mcfe	$1.48	$1.60	-7%

(a) Represents volumes sold regardless of when produced.

(b) Oil and NGLs are converted at the rate of one barrel equals six mcfe based upon the approximate relative energy content of oil to natural gas, which is not necessarily indicative of the relationship of oil and natural gas prices.

(c) Excluding third party transportation, gathering and compression costs.

(d) Net of transportation, gathering, and compression costs.

RANGE RESOURCES CORPORATION

RECONCILIATION OF INCOME (LOSS) BEFORE INCOME TAXES AS REPORTED TO INCOME BEFORE INCOME TAXES EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands, except per share data)
	Three Months Ended March 31,
	2023	2022	%

Income (loss) from operations before income taxes, as reported	$603,326	$(572,889)	205%
Adjustment for certain special items:
Gain on sale of assets	(138)	(331)
Change in fair value related to derivatives prior to settlement	(333,499)	805,922
Abandonment and impairment of unproved properties	7,510	1,996
Loss on early extinguishment of debt	—	69,210
Lawsuit settlements	124	491
Exit costs	12,323	11,115
Brokered natural gas and marketing – non-cash stock-based compensation	661	519
Direct operating – non-cash stock-based compensation	415	349
Exploration expenses – non-cash stock-based compensation	320	452
General & administrative – non-cash stock-based compensation	9,600	11,573
Deferred compensation plan – non-cash adjustment	9,396	73,343

Income before income taxes, as adjusted	310,038	401,750	-23%

Income tax expense, as adjusted
Current	2,699	4,751
Deferred (a)	68,610	100,438
Net income excluding certain items, a non-GAAP measure	$238,729	$296,562	-20%

Non-GAAP income per common share
Basic	$1.00	$1.21	-17%
Diluted	$0.99	$1.18	-16%

Non-GAAP diluted shares outstanding, if dilutive	240,882	251,132

(a) Taxes are estimated to be approximately 23% for 2023 and deferred taxes were estimated to be 25% for 2022.

RANGE RESOURCES CORPORATION

RECONCILIATION OF NET INCOME (LOSS), EXCLUDING CERTAIN ITEMS AND ADJUSTED EARNINGS PER SHARE, non-GAAP measures
(In thousands, except per share data)
	Three Months Ended March 31,
	2023	2022

Net income (loss), as reported	$481,447	$(456,808)
Adjustment for certain special items:
Gain on sale of assets	(138)	(331)
Loss on early extinguishment of debt	—	69,210
Change in fair value related to derivatives prior to settlement	(333,499)	805,922
Abandonment and impairment of unproved properties	7,510	1,996
Lawsuit settlements	124	491
Exit costs	12,323	11,115
Non-cash stock-based compensation	10,996	12,893
Deferred compensation plan	9,396	73,343
Tax impact	50,570	(221,269)

Net income excluding certain items, a non-GAAP measure	$238,729	$296,562

Net income (loss) per diluted share, as reported	$1.95	$(1.86)
Adjustment for certain special items per diluted share:
Gain on sale of assets	(0.00)	(0.00)
Loss on early extinguishment of debt	—	0.28
Change in fair value related to derivatives prior to settlement	(1.38)	3.21
Abandonment and impairment of unproved properties	0.03	0.01
Lawsuit settlements	0.00	0.00
Exit costs	0.05	0.04
Non-cash stock-based compensation	0.05	0.05
Deferred compensation plan	0.04	0.29
Tax impact	0.21	(0.88)
Dilutive share impact (rabbi trust and other)	0.04	0.04

Net income per diluted share, excluding certain items, a non- GAAP measure	$0.99	$1.18

Adjusted earnings per share, a non-GAAP measure:
Basic	$1.00	$1.21
Diluted	$0.99	$1.18

RANGE RESOURCES CORPORATION

RECONCILIATION OF CASH MARGIN PER MCFE, a non-GAAP measure
(Unaudited, in thousands, except per unit data)
	Three Months Ended March 31,
	2023	2022

Revenues
Natural gas, NGL and oil sales, as reported	$736,282	$1,032,351
Derivative fair value income (loss), as reported	367,967	(939,057)
Less non-cash fair value (gain) loss	(333,499)	805,922
Brokered natural gas and marketing and other, as reported	82,111	87,442
Less ARO settlement and other (gains) losses	(4,694)	(19)
Cash revenue applicable to production	848,167	986,639

Expenses
Direct operating, as reported	26,984	20,288
Less direct operating stock-based compensation	(415)	(349)
Transportation, gathering and compression, as reported	285,483	297,787
Taxes other than income, as reported	7,894	7,079
Brokered natural gas and marketing, as reported	67,068	93,123
Less brokered natural gas and marketing stock-based compensation	(661)	(519)
General and administrative, as reported	43,146	42,537
Less G&A stock-based compensation	(9,600)	(11,573)
Less lawsuit settlements	(124)	(491)
Interest expense, as reported	32,202	47,175
Less amortization of deferred financing costs	(1,345)	(2,074)
Cash expenses	450,632	492,983

Cash margin, a non-GAAP measure	$397,535	$493,656

Mmcfe produced during period	192,823	186,354

Cash margin per mcfe	$2.06	$2.65

RECONCILIATION OF INCOME BEFORE INCOME TAXES TO CASH MARGIN
(Unaudited, in thousands, except per unit data)
	Three Months Ended March 31,
	2023	2022

Income (loss) before income taxes, as reported	$603,326	$(572,889)
Adjustments to reconcile income before income taxes to cash margin:
ARO settlements and other gains	(4,694)	(19)
Derivative fair value (income) loss	(367,967)	939,057
Net cash receipts (payments) on derivative settlements	34,468	(133,135)
Exploration expense	4,284	4,247
Lawsuit settlements	124	491
Exit costs	12,323	11,115
Deferred compensation plan	9,396	73,343
Stock-based compensation (direct operating, brokered natural gas and marketing, general and administrative and termination costs)	10,996	12,893
Interest – amortization of deferred financing costs	1,345	2,074
Depletion, depreciation and amortization	86,562	85,604
Gain on sale of assets	(138)	(331)
Loss on early extinguishment of debt	—	69,210
Abandonment and impairment of unproved properties	7,510	1,996
Cash margin, a non-GAAP measure	$397,535	$493,656